UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2012

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey		07974
(Address of Principal Executive Office)		(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

C. R. Bard, Inc. today announced with respect to its patent infringement suit against W.L. Gore & Associates (“Gore”) that the Court of Appeals for the Federal Circuit (“Court of Appeals”) reaffirmed its opinion issued on February 10, 2012, including the ongoing royalty rates as set by the U.S. District Court for the District of Arizona (the “District Court”), but for the sole issue of willfulness, which was remanded to the District Court.

Through March 31, 2012, Gore has deposited or secured with the District Court damages of approximately $887 million. Of this amount, approximately $681 million was today affirmed by the Court of Appeals, as were ongoing royalties due for future infringing sales, regardless of any final determination of willfulness. Approximately $185 million in enhanced damages for willfulness and approximately $21 million in attorneys’ fees and interest pertain to the issue remanded to the District Court.

The District Court in Bard’s patent infringement suit against Gore had found, among other things, that Gore willfully infringed Bard’s patent number 6,436,135 by selling certain ePTFE vascular grafts and stent-grafts. Gore may request a review of the decision by the U.S. Supreme Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.
(Registrant)

By:	/s/ Richard C. Rosenzweig
Name:	Richard C. Rosenzweig
Title:	Vice President, Law and Assistant
Secretary

June 14, 2012